Exhibit 99.3

PART I. FINANCIAL INFORMATION

Item 1. Consolidated Financial Statements

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

CONSOLIDATED BALANCE SHEETS

(in millions, except number of shares and per share amounts)

	June 30, 2012	December 31, 2011
	(Unaudited)	(As Adjusted)
Assets
Investments:
Fixed maturities, at fair value:
Available-for-sale (cost: 2012 - $2,938.7; 2011 - $3,095.4)	$3,067.7	$3,215.5
Equity securities, at fair value (cost: 2012 - $359.0; 2011 - $291.5)	494.1	403.6
Other investments (cost: 2012 - $269.2; 2011 - $232.3)	270.5	232.0
Short-term investments, at fair value (cost: 2012 - $293.8; 2011 - $296.4)	293.8	296.4

Total investments	4,126.1	4,147.5

Cash	75.8	100.9
Accrued investment income	30.9	32.3
Premiums receivable	415.4	309.0
Reinsurance recoverables	992.7	1,144.3
Goodwill	153.8	153.8
Intangible assets, net of accumulated amortization	90.7	93.0
Current income taxes receivable, net	21.6	11.2
Deferred acquisition costs, net	104.6	101.3
Ceded unearned premiums	214.9	179.4
Other assets	120.5	105.6

Total assets	$6,347.0	$6,378.3

Liabilities and Shareholders’ Equity
Reserves for losses and loss adjustment expenses	$3,223.1	$3,291.1
Unearned premiums	730.8	658.2
Accrued underwriting expenses	83.6	78.5
Ceded reinsurance payable, net	351.0	424.5
Funds held	26.2	35.8
Other indebtedness	62.8	65.5
Junior subordinated debentures	311.5	311.5
Deferred tax liabilities, net	33.6	18.5
Other liabilities	31.0	31.7

Total liabilities	4,853.6	4,915.3

Shareholders’ equity:
Common shares - $1.00 par, 500,000,000 shares authorized; 31,337,316 and 31,285,469 shares issued at June 30, 2012 and December 31, 2011, respectively	31.3	31.3
Additional paid-in capital	719.5	716.8
Treasury shares (5,912,227 and 4,971,305 shares at June 30, 2012 and December 31, 2011, respectively)	(188.3)	(160.9)
Retained earnings	773.4	736.0
Accumulated other comprehensive gain, net of taxes	157.5	139.8

Total shareholders’ equity	1,493.4	1,463.0

Total liabilities and shareholders’ equity	$6,347.0	$6,378.3

See accompanying notes.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(in millions, except number of shares and per share amounts)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2012	2011	2012	2011
		(As Adjusted)		(As Adjusted)
Premiums and other revenue:
Earned premiums	$290.2	$271.7	$567.5	$533.1
Net investment income	30.0	32.9	61.4	66.3
Fee income, net	0.5	0.3	1.8	0.4
Net realized investment (losses) gains	(2.7)	31.5	10.4	33.8

Total revenue	318.0	336.4	641.1	633.6

Expenses:
Losses and loss adjustment expenses	175.8	191.0	341.6	464.8
Other reinsurance-related expenses	6.9	0.4	13.8	0.4
Underwriting, acquisition and insurance expenses	114.6	105.4	228.3	210.5
Interest expense	5.5	5.5	11.2	10.9
Foreign currency exchange (gain) loss	(9.8)	3.4	(6.9)	13.0

Total expenses	293.0	305.7	588.0	699.6

Income (loss) before income taxes	25.0	30.7	53.1	(66.0)
Provision for income taxes	1.0	9.1	9.5	6.5

Net income (loss)	$24.0	$21.6	$43.6	$(72.5)

Net income (loss) per common share:
Basic	$0.93	$0.79	$1.68	$(2.64)

Diluted	$0.92	$0.78	$1.66	$(2.64)

Dividend declared per common share:	$0.12	$0.12	$0.24	$0.24

Weighted average common shares:
Basic	25,684,818	27,340,450	25,931,114	27,444,673

Diluted	26,071,147	27,685,537	26,276,728	27,444,673

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2012	2011	2012	2011
Realized investment (losses) gains before other-than-temporary impairment losses	$(1.9)	$31.5	$11.3	$33.8
Other-than-temporary impairment losses recognized in earnings
Other-than-temporary impairment losses on fixed maturities	(0.3)	0.0	(0.3)	0.0
Other-than-temporary impairment losses on equity securities	(0.5)	0.0	(0.6)	0.0
Non-credit portion of losses recognized in other comprehensive income	0.0	0.0	0.0	0.0

Impairment losses recognized in earnings	(0.8)	0.0	(0.9)	0.0

Net realized investment (losses) gains	$(2.7)	$31.5	$10.4	$33.8

See accompanying notes.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in millions)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2012	2011	2012	2011
		(As Adjusted)		(As Adjusted)
Net income (loss)	$24.0	$21.6	$43.6	$(72.5)

Other comprehensive (loss) income:
Foreign currency translation adjustments	(4.4)	0.1	(3.3)	0.1
Defined benefit pension plan:
Net (loss) gain arising during the period	(0.9)	(0.2)	(0.9)	0.6
Unrealized (losses) gains on securities:
(Losses) gains arising during the period	(10.1)	37.5	42.3	47.3
Reclassification adjustment for gains included in net income (loss)	(4.0)	(23.9)	(9.4)	(26.5)

Other comprehensive (loss) income before tax	(19.4)	13.5	28.7	21.5
Income tax (benefit) provision related to other comprehensive (loss) income:
Defined benefit pension plan:
Net (loss) gain arising during the period	(0.3)	(0.1)	(0.3)	0.2
Unrealized (losses) gains on securities:
(Losses) gains arising during the period	(0.1)	11.7	14.1	12.3
Reclassification adjustment for gains included in net income (loss)	(1.2)	(7.8)	(2.8)	(8.6)

Income tax (benefit) provision related to other comprehensive (loss) income	(1.6)	3.8	11.0	3.9

Other comprehensive (loss) income, net of tax	(17.8)	9.7	17.7	17.6

Comprehensive income (loss)	$6.2	$31.3	$61.3	$(54.9)

See accompanying notes.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	For the Six Months Ended June 30,
	2012	2011
		(As Adjusted)
Cash flows from operating activities:
Net income (loss)	$43.6	$(72.5)
Adjustments to reconcile net income (loss) to net cash (used) provided by operating activities:
Amortization and depreciation	16.3	13.0
Share-based payments expense	4.0	1.4
Deferred income tax provision, net	4.0	6.1
Net realized investment gains	(10.3)	(33.8)
Loss on disposal of fixed assets, net	0.2	0.0
Change in:
Accrued investment income	1.4	0.8
Receivables	45.5	71.8
Deferred acquisition costs	(3.2)	5.3
Ceded unearned premiums	(35.7)	(31.9)
Reserves for losses and loss adjustment expenses	(78.8)	203.9
Unearned premiums	73.1	10.6
Ceded reinsurance payable and funds held	(82.8)	(129.1)
Income taxes	(10.4)	(9.3)
Accrued underwriting expenses	4.2	(6.5)
Other, net	0.5	(27.8)

Cash (used) provided by operating activities	(28.4)	2.0

Cash flows from investing activities:
Sales of fixed maturity investments	727.8	667.4
Maturities and mandatory calls of fixed maturity investments	205.9	203.2
Sales of equity securities	5.5	27.1
Sales of other investments	2.3	1.1
Purchases of fixed maturity investments	(781.8)	(783.8)
Purchases of equity securities	(73.6)	(60.3)
Purchases of other investments	(11.2)	(51.6)
Change in foreign regulatory deposits	(13.0)	(13.0)
Change in short-term investments	(3.2)	(7.9)
Settlements of foreign currency exchange forward contracts	(0.8)	0.0
Purchases of fixed assets, net	(19.2)	(5.7)
Other, net	(0.3)	14.0

Cash provided (used) by investing activities	38.4	(9.5)

Cash flows from financing activities:
Activity under stock incentive plans	0.2	0.7
Repurchase of Company’s common shares	(27.8)	(21.1)
Payment of cash dividend to common shareholders	(6.2)	(6.7)

Cash used by financing activities	(33.8)	(27.1)

Effect of exchange rate changes on cash	(1.3)	0.1

Change in cash	(25.1)	(34.5)
Cash, beginning of period	100.9	83.5

Cash, end of period	$75.8	$49.0

See accompanying notes.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1.	Basis of Presentation

The accompanying consolidated financial statements of Argo Group International Holdings, Ltd. (“Argo Group,” “we” or the “Company”) and its subsidiaries have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions for Form 10-Q and Article 10 of Regulation S-X. The preparation of interim financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The major estimates reflected in our consolidated financial statements include, but are not limited to, the reserves for losses and loss adjustment expenses, reinsurance recoverables, including the reinsurance recoverables allowance for doubtful accounts, estimates of written and earned premiums, reinsurance premium receivable, the fair value of investments, the valuation of goodwill and intangibles and our deferred tax asset valuation allowance. Actual results could differ from those estimates. Certain financial information that normally is included in annual financial statements, including certain financial statement footnotes, prepared in accordance with GAAP, is not required for interim reporting purposes and has been condensed or omitted. These statements should be read in conjunction with the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission on February 29, 2012.

The interim financial information as of, and for the three and six months ended, June 30, 2012 and 2011 is unaudited. However, in the opinion of management, the interim information includes all adjustments, consisting of normal recurring accruals, necessary for a fair statement of the results presented for the interim periods. The operating results for the interim periods are not necessarily indicative of the results to be expected for the full year. All significant intercompany amounts have been eliminated in consolidation. Certain amounts applicable to prior periods have been reclassified to conform to the presentation followed as of June 30, 2012.

Adoption of New Accounting Standard Update for Deferred Acquisition Costs

In October 2010, the Financial Accounting Standards Board (“FASB”) issued an accounting update that amends the guidance in the FASB Accounting Standards Codification Topic 944, entitled “Financial Services – Insurance.” The amendments in the update modify the definition of the types of costs incurred by insurance entities that can be capitalized in the acquisition of new and renewal contracts. On January 1, 2012, we retrospectively adopted this authoritative guidance, resulting in the consolidated financial statements being retrospectively adjusted for all periods presented in accordance with this amended guidance.

The effect of the retrospective adoption on individual financial statement line items in our Consolidated Balance Sheet was as follows:

	December 31, 2011
(in millions)	As Previously Reported	As Adjusted	Effect of Change
Reinsurance recoverables	$1,143.5	$1,144.3	$0.8
Deferred acquisition costs, net	125.7	101.3	(24.4)
Deferred tax liabilities, net	26.1	18.5	(7.6)
Retained earnings	752.0	736.0	(16.0)

The effect of the retrospective adoption on individual financial statement line items in our Consolidated Statements of Income (Loss) for the three and six months ended June 30, 2011 was as follows:

	Three months ended June 30, 2011			Six months ended June 30, 2011
(in millions, except per share data)	As Previously Reported	As Adjusted	Effect of Change	As Previously Reported	As Adjusted	Effect of Change
Underwriting, acquisition and insurance expenses	$103.6	$105.4	$1.8	$209.6	$210.5	$0.9
Income (loss) before income taxes	32.5	30.7	(1.8)	(65.1)	(66.0)	(0.9)
Provision for income taxes	9.7	9.1	(0.6)	6.6	6.5	(0.1)
Net income (loss)	22.8	21.6	(1.2)	(71.7)	(72.5)	(0.8)
Net income (loss) per common share:
Basic	$0.83	$0.79	$(0.04)	$(2.61)	$(2.64)	$(0.03)
Diluted	0.82	0.78	(0.04)	(2.61)	(2.64)	(0.03)

There were no changes to net cash flows from operating, investing or financing activities in our Consolidated Statement of Cash Flow for the comparative period presented as a result of the adoption of this authoritative guidance. In this Form 10-Q, interim financial information for the three and six months ended June 30, 2011 and balances at December 31, 2011 have been adjusted in accordance with the adoption of this authoritative guidance.

2.	Recently Issued Accounting Standards

In May 2011, the FASB issued amendments to “Fair Value Measurement” (Topic 820). The amendments were to achieve common fair value measurement and disclosure requirements in GAAP and International Financial Reporting Standards. Some of the amendments clarify the FASB’s intent about the application of existing fair value measurement requirements. Other amendments change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. There are changes to how premiums and discounts (including blockage factors) are applied. There are clarifications made to principal market determination. The amendments also clarify that the highest and best use and valuation premise concepts are not applicable to financial instruments. There are amendments that indicate how a company should determine the fair value of its own equity instruments and the fair value of liabilities. New disclosures, with a particular focus on Level 3 measurement, are required. All transfers between Level 1 and Level 2 will now be required to be disclosed. Information about when the current use of a non-financial asset measured at fair value differs from its highest and best use is to be disclosed. The amendments in this update are to be applied prospectively. The amendments are effective during interim and annual periods beginning after December 15, 2011. The adoption of this amendment did not have a material impact on our financial results and disclosures.

In September 2011, the FASB issued an accounting update to simplify how entities test goodwill for impairment. The update permits an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in Topic 350, “Intangibles–Goodwill and Other.” The more-likely-than-not threshold is defined as having a likelihood of more than 50 percent. Previous guidance required an entity to test goodwill for impairment on at least an annual basis by comparing the fair value of a reporting unit with its carrying amount, including goodwill (step one). If the fair value of a reporting unit is less than its carrying amount, then the second step of the test must be performed to measure the amount of the impairment loss, if any. Under the update, an entity is not required to calculate the fair value of a reporting unit unless the entity determines that it is more likely than not that its fair value is less than its carrying amount. The update is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption was permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity’s financial statements for the most recent annual or interim period had not yet been issued or, for nonpublic entities, had not yet been made available for issuance. The adoption of this update did not have an impact on our financial results and disclosures.

In December 2011, the FASB issued an accounting update deferring the requirement that companies present reclassification adjustments for each component of Accumulated Other Comprehensive Income in both net income and Other Comprehensive Income on the face of the financial statements. Companies are still required to present amounts reclassified out of Accumulated Other Comprehensive Income on the face of the financial statements or disclose those amounts in the notes to the financial statements. During the deferral period, there is no requirement to separately present or disclose the reclassification adjustments into net income. The FASB expects to complete a project to reconsider the presentation requirements for reclassification adjustments in 2012. This deferral will have no impact on our Consolidated Statements of Comprehensive Income (Loss), but may impact the presentation of our Consolidated Statements of Income (Loss).

In December 2011, the FASB issued an accounting update requiring disclosures about offsetting and related arrangements to enable users of financial statements to understand the effect of those arrangements on its financial position. Entities are required to disclose both gross information and net information about both instruments and transactions eligible for offset in the statement of financial position and instruments and transactions subject to an agreement similar to a master netting arrangement. This update would include derivatives, sale and repurchase agreements and reverse sale and repurchase agreements and securities borrowing and securities lending arrangements. The update is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The disclosures required by this update should be provided retrospectively for all comparative periods presented. We do not anticipate that this update will have an impact on our financial results and disclosures.

In July 2012, the FASB issued an accounting update that allows an entity the option to first assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired. The more-likely-than-not threshold is defined as having a likelihood of more than 50 percent. If the more-likely-than-not threshold is met, an entity is required to determine the fair value of the indefinite-lived intangible asset and perform the quantitative impairment test by comparing the fair value with the carrying amount in accordance with accounting guidance. This update will reduce the cost and complexity of performing an impairment test for indefinite-lived intangible assets and will improve consistency in impairment testing guidance among long-lived asset categories. The update is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if an entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. We do not anticipate that this update will have an impact on our financial results and disclosures.

3.	Investments

Composition of Invested Assets

The amortized cost, gross unrealized gains, gross unrealized losses and fair value of investments as of June 30, 2012 and December 31, 2011 were as follows:

June 30, 2012 (in millions)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Fixed maturities
USD denominated:
U.S. Governments(1)	$410.0	$11.1	$0.0	$421.1
Non-U.S. Governments	61.9	2.0	1.2	62.7
Obligations of states and political subdivisions	570.2	44.6	0.3	614.5
Credit-Financial	365.7	15.5	2.2	379.0
Credit-Industrial	405.3	27.1	1.8	430.6
Credit-Utility	179.0	8.9	0.7	187.2
Structured securities:
CMO/MBS-agency (2)	423.0	24.7	0.1	447.6
CMO/MBS-non agency	14.9	0.7	0.5	15.1
CMBS (3)	101.1	5.4	0.2	106.3
ABS-residential (4)	13.1	0.2	1.4	11.9
ABS-non residential	58.8	1.0	0.0	59.8
Foreign denominated:
Governments	220.5	6.8	8.6	218.7
Credit	115.2	3.2	5.2	113.2

Total fixed maturities	2,938.7	151.2	22.2	3,067.7
Equity securities	359.0	144.6	9.5	494.1
Other investments	269.2	2.3	1.0	270.5
Short-term investments	293.8	0.0	0.0	293.8

Total investments	$3,860.7	$298.1	$32.7	$4,126.1

(1)	Includes corporate bonds backed by the Federal Deposit Insurance Corporation of $7.8 million amortized cost, $7.8 million fair value.
(2)	Collateralized mortgage obligations/mortgage-backed securities (“CMO/MBS”).
(3)	Commercial mortgage-backed securities (“CMBS”).
(4)	Asset-backed securities (“ABS”).

December 31, 2011		Gross	Gross
(in millions)	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Fixed maturities
USD denominated:
U.S. Governments(1)	$482.8	$12.5	$0.0	$495.3
Non-U.S. Governments	56.2	1.0	1.6	55.6
Obligations of states and political subdivisions	589.3	47.4	0.3	636.4
Credit-Financial	378.3	10.4	5.2	383.5
Credit-Industrial	411.6	20.8	3.4	429.0
Credit-Utility	163.9	7.5	1.2	170.2
Structured securities:
CMO/MBS-agency (2)	516.0	30.7	0.2	546.5
CMO/MBS-non agency	18.5	0.7	0.8	18.4
CMBS (3)	100.7	5.2	0.3	105.6
ABS-residential (4)	15.3	0.1	2.0	13.4
ABS-non residential	47.0	1.0	0.0	48.0
Foreign denominated:
Governments	224.7	9.1	8.8	225.0
Credit	91.1	2.2	4.7	88.6

Total fixed maturities	3,095.4	148.6	28.5	3,215.5
Equity securities	291.5	120.7	8.6	403.6
Other investments	232.3	0.7	1.0	232.0
Short-term investments	296.4	0.0	0.0	296.4

Total investments	$3,915.6	$270.0	$38.1	$4,147.5

(1)	Includes corporate bonds backed by the Federal Deposit Insurance Corporation of $48.7 million amortized cost, $49.1 million fair value.
(2)	Collateralized mortgage obligations/mortgage-backed securities (“CMO/MBS”).
(3)	Commercial mortgage-backed securities (“CMBS”).
(4)	Asset-backed securities (“ABS”).

Included in total investments at June 30, 2012 and December 31, 2011 was $145.1 million and $162.6 million, respectively, of assets managed on behalf of the trade capital providers, who are third party capital participants that provide underwriting capital to our Syndicate 1200 segment.

Contractual Maturity

The amortized cost and fair values of fixed maturity investments as of June 30, 2012, by contractual maturity, were as follows:

(in millions)	Amortized Cost	Fair Value
Due in one year or less	$244.9	$246.0
Due after one year through five years	1,191.9	1,224.1
Due after five years through ten years	733.8	788.2
Thereafter	157.2	168.7
Structured securities	610.9	640.7

Total	$2,938.7	$3,067.7

The expected maturities may differ from the contractual maturities because debtors may have the right to call or prepay obligations.

Unrealized Losses and Other-Than-Temporary Impairments

An aging of unrealized losses on our investments at June 30, 2012 and December 31, 2011 is presented below:

June 30, 2012	Less Than One Year		One Year or Greater		Total
(in millions)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Fixed maturities
USD denominated:
U.S. Governments (1)	$44.6	$0.0	$0.0	$0.0	$44.6	$0.0
Non-U.S. Governments	14.8	0.7	1.0	0.5	15.8	1.2
Obligations of states and political subdivisions	21.3	0.1	0.7	0.2	22.0	0.3
Credit-Financial	31.2	0.4	10.5	1.8	41.7	2.2
Credit-Industrial	32.0	1.3	4.5	0.5	36.5	1.8
Credit-Utility	14.5	0.5	1.4	0.2	15.9	0.7
Structured securities:
CMO/MBS-agency (2)	13.4	0.1	1.6	0.0	15.0	0.1
CMO/MBS-non agency	2.0	0.1	7.0	0.4	9.0	0.5
CMBS (1)	4.0	0.0	3.9	0.2	7.9	0.2
ABS-residential	0.0	0.0	9.1	1.4	9.1	1.4
ABS-non residential (1) (2)	2.9	0.0	0.3	0.0	3.2	0.0
Foreign denominated:
Governments	168.5	8.6	0.0	0.0	168.5	8.6
Credit	92.2	5.1	0.5	0.1	92.7	5.2

Total fixed maturities	441.4	16.9	40.5	5.3	481.9	22.2
Equity securities	128.3	7.5	6.5	2.0	134.8	9.5
Other investments (3)	(1.0)	1.0	0.0	0.0	(1.0)	1.0
Short-term investments (1)	39.9	0.0	0.0	0.0	39.9	0.0

Total	$608.6	$25.4	$47.0	$7.3	$655.6	$32.7

(1)	Unrealized losses less than one year are less than $0.1 million.
(2)	Unrealized losses one year or greater are less than $0.1 million.
(3)	Unrealized foreign currency exchange position at June 30, 2012.

December 31, 2011	Less Than One Year		One Year or Greater		Total
(in millions)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Fixed maturities
USD denominated:
U.S. Governments (1)	$41.0	$0.0	$0.0	$0.0	$41.0	$0.0
Non-U.S. Governments	22.4	1.6	0.0	0.0	22.4	1.6
Obligations of states and political subdivisions (1)	1.4	0.0	0.7	0.3	2.1	0.3
Credit-Financial	81.8	3.8	9.4	1.4	91.2	5.2
Credit-Industrial	67.4	3.4	0.0	0.0	67.4	3.4
Credit-Utility	21.7	1.2	0.0	0.0	21.7	1.2
Structured securities:
CMO/MBS-agency	28.9	0.1	3.2	0.1	32.1	0.2
CMO/MBS-non agency	6.7	0.2	4.2	0.6	10.9	0.8
CMBS (1)	0.7	0.0	4.2	0.3	4.9	0.3
ABS-residential	1.2	0.1	9.6	1.9	10.8	2.0
ABS-non residential (1) (2)	4.0	0.0	0.3	0.0	4.3	0.0
Foreign denominated:
Governments	166.3	8.8	0.0	0.0	166.3	8.8
Credit	65.9	4.1	5.3	0.6	71.2	4.7

Total fixed maturities	509.4	23.3	36.9	5.2	546.3	28.5
Equity securities	84.3	8.5	0.2	0.1	84.5	8.6
Other investments (3)	(1.0)	1.0	0.0	0.0	(1.0)	1.0
Short-term investments (1)	21.2	0.0	0.0	0.0	21.2	0.0

Total	$613.9	$32.8	$37.1	$5.3	$651.0	$38.1

(1)	Unrealized losses less than one year are less than $0.1 million.
(2)	Unrealized losses one year or greater are less than $0.1 million.
(3)	Unrealized foreign currency exchange position at December 31, 2011.

We hold a total of 5,883 securities, of which 1,344 were in an unrealized loss position for less than one year and 115 were in an unrealized loss position for a period one year or greater as of June 30, 2012. Unrealized losses greater than twelve months on fixed maturities were the result of a number of factors, including increased credit spreads, foreign currency fluctuations, and higher market yields relative to the date the securities were purchased, and for structured securities, by the performance of the underlying collateral as well. We currently do not intend to sell these securities and will likely not be required to sell these securities. We do not consider these investments to be other-than-temporarily impaired at June 30, 2012.

We regularly evaluate our investments for impairment. For fixed maturity securities, the evaluation for a credit loss is generally based on the present value of expected cash flows of the security as compared to the amortized book value. For MBS and residential ABS securities, frequency and severity of loss inputs are used in projecting future cash flows of the securities. Frequency of loss is measured as the credit default rate, which includes such factors as loan-to-value ratios and credit scores of borrowers. Severity of loss includes such factors as trends in overall housing prices and house prices that are obtained at foreclosure. We recognized other-than-temporary losses on our fixed maturities portfolio of $0.3 million and $0.3 million for the three months and six months ended June 30, 2012, respectively. We did not recognize any other-than-temporary losses on our fixed maturities portfolio for the three and six months ended June 30, 2011. For equity securities, the length of time and the amount of decline in fair value are the principal factors in determining other-than-temporary impairment. We recognized other-than-temporary losses on our equity portfolio of $0.5 million and $0.6 million for the three and six months ended June 30, 2012, respectively. We did not recognize any other-than-temporary losses on our equity portfolio for the three and six months ended June 30, 2011.

Realized Gains and Losses

The following table presents the Company’s gross realized investment (losses) gains for the three and six months ended June 30:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in millions)	2012	2011	2012	2011
Realized gains
Fixed maturities	$7.2	$11.4	$15.5	$17.1
Equity securities	0.2	13.8	0.2	14.8
Other investments	1.6	7.8	13.1	8.5
Short-term investments	0.1	0.3	0.3	0.3

Gross realized gains	9.1	33.3	29.1	40.7
Realized losses
Fixed maturities	(2.2)	(1.2)	(5.1)	(4.3)
Equity securities	(0.2)	0.0	(0.3)	(0.7)
Other investments	(8.3)	(0.3)	(12.1)	(1.4)
Short-term investments	(0.3)	(0.3)	(0.3)	(0.5)
Other-than-temporary impairment losses on fixed maturities	(0.3)	0.0	(0.3)	0.0
Other-than-temporary impairment losses on equity securities	(0.5)	0.0	(0.6)	0.0

Gross realized losses	(11.8)	(1.8)	(18.7)	(6.9)

Net realized investment (losses) gains	$(2.7)	$31.5	$10.4	$33.8

We enter into short-term, currency spot and forward contracts to mitigate foreign exchange rate exposure for certain non-U.S. Dollar denominated fixed maturity investments. The forward contracts used are typically less than sixty days and are renewed, as long as the non-U.S. Dollar denominated fixed maturity investments are held in our portfolio. These forward contracts are designated as fair value hedges for accounting purposes.

Foreign exchange long positions offset by foreign exchange forward contracts resulted in realized losses of $0.2 million for the three and six months ended June 30, 2012, respectively, and less than $0.1 million for the three and six months ended June 30, 2011, respectively, and are reflected in realized gains and losses in the Consolidated Statements of Income (Loss) and in the table above. As of June 30, 2012 and 2011, we hedged $2.3 million and $5.0 million, respectively, of certain holdings in non-U.S. Dollar denominated fixed maturity investments with $2.3 million and $5.0 million, respectively, of foreign exchange forward contracts.

We also enter into foreign currency exchange forward contracts to manage currency exposure on losses related to global catastrophe events. These currency forward contracts are carried at fair value in the Consolidated Balance Sheets in Other investments. The realized and unrealized gains and losses are included in realized gains or losses in the Consolidated Statements of Income (Loss). The notional amount of the currency forward contracts was $113.2 million and $135.0 million as of June 30, 2012 and 2011, respectively. The fair value of the currency forward contracts was a loss of $0.4 million and a gain of $5.2 million as of June 30, 2012 and 2011, respectively. We recognized net realized gains from the currency forward contacts of $0.5 million and $3.9 million and $0.4 million and $3.9 million for the three and six months ended June 30, 2012 and 2011, respectively.

During the second quarter of 2012, we entered in a put option contact to hedge the foreign currency exposure on a portion of our Euro-denominated investment portfolio. This put option expires prior to the end of the year and has a fair value of $0.7 million at June 30, 2012. We recognized realized losses from the put option contract of $0.1 million and $0.1 million for the three and six months ended June 30, 2012, respectively.

Regulatory Deposits, Pledged Securities and Letters of Credit

At June 30, 2012, the amortized cost and fair value of investments on deposit for regulatory purposes and reinsurance were $209.2 million and $225.1 million, respectively.

Investments with an amortized cost of $200.3 million and fair value of $203.5 million were pledged as collateral in support of irrevocable letters of credit at June 30, 2012. These assets support irrevocable letters of credit issued under the terms of certain reinsurance agreements in respect of reported loss and loss expense reserves in the amount of $44.4 million and our Corporate member’s capital as security to support the underwriting business at Lloyd’s of London (“Lloyd’s”) in the amount of $124.9 million.

At June 30, 2012, our Corporate member’s capital supporting our Lloyd’s business consisted of:

(in millions)
Letters of credit	$124.9
Fixed maturities, at fair value	135.8
Short-term investments, at fair value	47.4

Total securities and letters of credit pledged to Lloyd’s	$308.1

Fair Value Measurements

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability, or in the absence of a principal market, the most advantageous market. Market participants are buyers and sellers in the principal (or most advantageous) market that are independent, knowledgeable, able to transact for the asset or liability and willing to transact for the asset or liability.

Valuation techniques consistent with the market approach, income approach and/or cost approach are used to measure fair value. The inputs of these valuation techniques are categorized into three levels.

•

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that can be accessed at the reporting date. We define actively traded as a security that has traded in the past seven days. We receive one quote per instrument for Level 1 inputs.

•

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. We receive one quote per instrument for Level 2 inputs.

•

Level 3 inputs are unobservable inputs. Unobservable inputs reflect our own assumptions about the assumptions market participants would use in pricing the asset or liability based on the best information available in the circumstances.

We receive fair value prices from third-party pricing services and our outside investment managers. These prices are determined using observable market information such as dealer quotes, market spreads, cash flows, yield curves, live trading levels, trade execution data, market consensus prepayment speeds, credit information and the security’s terms and conditions, among other things. We have reviewed the processes used by the third-party providers for pricing the securities, and have determined that these processes result in fair values consistent with GAAP requirements. In addition, we reviewed these prices for reasonableness, and have not adjusted any prices received from the third-party providers as of June 30, 2012. A description of the valuation techniques we use to measure assets at fair value is as follows:

Fixed Maturities (Available-for-Sale) Levels 1 and 2:

•

United States Treasury securities are typically valued using Level 1 inputs. For these securities, we obtain fair value measurements from third-party pricing services using quoted prices (unadjusted) in active markets at the reporting date.

•

United States Government agencies, non-U.S. Government securities, obligations of states and political subdivisions, credit securities and foreign denominated securities are reported at fair value utilizing Level 2 inputs. For these securities, we obtain fair value measurements from third-party pricing services.

•

CMO/MBS agency securities are reported at fair value utilizing Level 2 inputs. For these securities, we obtain fair value measurements from third-party pricing services. Observable data may include dealer quotes, market spreads, cash flows, yield curves, live trading levels, trade execution data, market consensus prepayment speeds, credit information and the security’s terms and conditions, among other things. All of these securities are backed by United States agencies and are of the highest investment grade.

•

CMO/MBS non-agency, CMBS, ABS residential, and ABS non-residential securities are reported at fair value utilizing Level 2 inputs. For these securities, we obtain fair value measurements from third-party pricing services. Observable data may include dealer quotes, market spreads, cash flows, yield curves, live trading levels, trade execution data, market consensus prepayment speeds, credit information and the security’s terms and conditions, among other things.

Fixed Maturities (Available-for-Sale) Level 3:

•	Corporate securities reported at fair value utilizing Level 3 inputs are infrequently traded securities valued by an investment manager utilizing unobservable inputs.

Transfers Between Level 1 and Level 2 Securities: There were no transfers between Level 1 and Level 2 securities during the three or six months ended June 30, 2012.

Equity Securities Level 1: Equity securities are principally reported at fair value utilizing Level 1 inputs. For these securities, we obtain fair value measurements from a third-party pricing service using quoted prices (unadjusted) in active markets at the reporting date.

Equity Securities Level 2: We own an interest in a mutual fund that is reported at fair value utilizing Level 2 inputs. The valuation is based on the fund’s net asset value per share, determined weekly and at the end of each month. The underlying assets in the fund are valued primarily on the basis of closing market quotations or official closing prices on each valuation day.

Equity Securities Level 3: We own certain equity securities that are reported at fair value utilizing Level 3 inputs. The valuation techniques for these securities include the following:

•	Fair value measurements are obtained from the National Association of Insurance Commissioners’ Security Valuation Office at the reporting date.

•	Fair value measurements for an investment in an equity fund are obtained by applying final prices provided by the administrator of the fund, which is based upon certain estimates and assumptions.

Other Investments Level 2: Foreign regulatory deposits are assets held in trust in jurisdictions where there is a legal and regulatory requirement to maintain funds locally in order to protect policyholders. Lloyd’s is the appointed investment manager for the funds. These assets are invested in short term government securities, agency securities and corporate bonds and are valued utilizing Level 2 inputs based upon values obtained from Lloyd’s. Foreign currency future contracts are valued by our counterparty utilizing market driven foreign currency exchange rates and are considered Level 2 investments. There were no transfers of other investments between Level 1 and Level 2 for the three or six months ended June 30, 2012.

Short-term Investments: Short-term investments are principally reported at fair value utilizing Level 1 inputs, with the exception of short-term corporate bonds reported at fair value utilizing Level 2 inputs as described in the fixed maturities section above. Values for the investments categorized as Level 1 are obtained from various financial institutions as of the reporting date. Included in short-term investments are Funds at Lloyd’s, which represent a portion of our Corporate member’s capital as security to support the underwriting business at Lloyd’s and include principally short-term money market accounts. There were no transfers of short-term investments between Level 1 and Level 2 for the three months or six months ended June 30, 2012.

Other Assets Level 3: We entered into two reinsurance contracts that are deemed derivatives. The fair value was estimated by management taking into account changes in the market for catastrophic bond reinsurance contracts with similar economic characteristics and potential recoveries from events preceding the valuation date. See Note 10 “Derivative Instruments” for related disclosures.

Based on an analysis of the inputs, our financial assets measured at fair value on a recurring basis at June 30, 2012 and December 31, 2011 have been categorized as follows:

		Fair Value Measurements at Reporting Date Using
(in millions)	June 30, 2012	Level 1 (a)	Level 2 (b)	Level 3 (c)
Fixed maturities
USD denominated:
U.S. Governments	$421.1	$215.7	$205.4	$0.0
Non-U.S. Governments	62.7	0.0	62.7	0.0
Obligations of states and political subdivisions	614.5	0.0	614.5	0.0
Credit-Financial	379.0	0.0	379.0	0.0
Credit-Industrial	430.6	0.0	430.6	0.0
Credit-Utility	187.2	0.0	187.2	0.0
Structured securities:
CMO/MBS-agency	447.6	0.0	447.6	0.0
CMO/MBS-non agency	15.1	0.0	15.1	0.0
CMBS	106.3	0.0	106.3	0.0
ABS-residential	11.9	0.0	11.9	0.0
ABS-non residential	59.8	0.0	59.8	0.0
Foreign denominated:
Governments	218.7	0.0	218.7	0.0
Credit	113.2	0.0	113.2	0.0

Total fixed maturities	3,067.7	215.7	2,852.0	0.0
Equity securities	494.1	443.0	49.5	1.6
Other investments	127.7	0.0	127.7	0.0
Short-term investments	293.8	246.3	47.5	0.0
Other assets	6.5	0.0	0.0	6.5

	$3,989.8	$905.0	$3,076.7	$8.1

(a)	Quoted prices in active markets for identical assets
(b)	Significant other observable inputs
(c)	Significant unobservable inputs

		Fair Value Measurements at Reporting Date Using
(in millions)	December 31, 2011	Level 1 (a)	Level 2 (b)	Level 3 (c)
Fixed maturities
USD denominated:
U.S. Governments	$495.3	$214.9	$280.4	$0.0
Non-U.S. Governments	55.6	0.0	55.6	0.0
Obligations of states and political subdivisions	636.4	0.0	636.4	0.0
Credit-Financial	383.5	0.0	382.8	0.7
Credit-Industrial	429.0	0.0	429.0	0.0
Credit-Utility	170.2	0.0	170.2	0.0
Structured securities:
CMO/MBS-agency	546.5	0.0	546.5	0.0
CMO/MBS-non agency	18.4	0.0	18.4	0.0
CMBS	105.6	0.0	105.6	0.0
ABS-residential	13.4	0.0	13.4	0.0
ABS-non residential	48.0	0.0	48.0	0.0
Foreign denominated:
Governments	225.0	0.0	225.0	0.0
Credit	88.6	0.0	88.6	0.0

Total fixed maturities	3,215.5	214.9	2,999.9	0.7
Equity securities	403.6	352.2	49.0	2.4
Other investments	99.9	0.0	99.9	0.0
Short-term investments	296.4	260.7	35.7	0.0
Other assets	9.0	0.0	0.0	9.0

	$4,024.4	$827.8	$3,184.5	$12.1

(a)	Quoted prices in active markets for identical assets
(b)	Significant other observable inputs
(c)	Significant unobservable inputs

The fair value measurements in the tables above do not agree to “Total investments” on the Consolidated Balance Sheets as they exclude certain other investments that are accounted for under the equity-method of accounting and include reinsurance contracts that are classified as Other assets.

A reconciliation of the beginning and ending balances for the investments categorized as Level 3 at June 30, 2012 and December 31, 2011 are as follows:

Fair Value Measurements Using Unobservable Inputs (Level 3)

(in millions)	Credit Financial	Equity Securities	Other Assets	Total
Beginning balance, January 1, 2012	$0.7	$2.4	$9.0	$12.1
Transfers into Level 3	0.0	0.0	0.0	0.0
Transfers out of Level 3	0.0	0.0	0.0	0.0
Total gains or losses (realized/unrealized):
Included in net income	0.0	0.0	(13.8)	(13.8)
Included in other comprehensive income	0.0	0.0	0.0	0.0
Purchases, issuances, sales, and settlements
Purchases	0.0	0.0	11.3	11.3
Issuances	0.0	0.0	0.0	0.0
Sales	(0.7)	(0.8)	0.0	(1.5)
Settlements	0.0	0.0	0.0	0.0

Ending balance, June 30, 2012	$0.0	$1.6	$6.5	$8.1

Amount of total gains or losses for the period included in net income attributable to the change in unrealized gains or losses relating to assets still held at June 30, 2012	$0.0	$0.0	$0.0	$0.0

Fair Value Measurements Using Unobservable Inputs (Level 3)

(in millions)	Credit Financial	Equity Securities	Other Assets	Total
Beginning balance, January 1, 2011	$0.7	$21.0	$0.0	$21.7
Transfers into Level 3	0.0	0.0	0.0	0.0
Transfers out of Level 3	0.0	0.0	0.0	0.0
Total gains or losses (realized/unrealized):
Included in net loss	0.0	20.5	0.0	20.5
Included in other comprehensive income	0.0	(15.5)	0.0	(15.5)
Purchases, issuances, sales, and settlements
Purchases	0.0	0.0	9.0	9.0
Issuances	0.0	0.0	0.0	0.0
Sales	0.0	(23.6)	0.0	(23.6)
Settlements	0.0	0.0	0.0	0.0

Ending balance, December 31, 2011	$0.7	$2.4	$9.0	$12.1

Amount of total gains or losses for the period included in net loss attributable to the change in unrealized gains or losses relating to assets still held at December 31, 2011	$0.0	$0.0	$0.0	$0.0

At June 30, 2012, we did not have any financial assets or financial liabilities measured at fair value on a nonrecurring basis.

4.    Shareholders’ Equity

On May 8, 2012 and May 3, 2011, our Board of Directors declared a quarterly cash dividend in the amount of $0.12 on each share of common stock outstanding. On June 15, 2012 and 2011, we paid $3.1 million and $3.3 million, respectively, to our shareholders of record on June 1, 2012 and 2011, respectively. For the six months ended June 30, 2012 and 2011, we have paid cash dividends totaling $6.2 million and $6.6 million to our shareholders.

On February 18, 2011, our Board of Directors authorized the repurchase of up to $150.0 million of our common shares (“2011 Repurchase Authorization”). The 2011 Repurchase Authorization supersedes the November 13, 2007 repurchase authorization, which also had authorized the repurchase of up to $150.0 million of our common shares. From inception of the repurchase authorizations through August 2, 2012, we have repurchased 6,082,282 shares of our common stock at an average price of $31.79 for a total cost of $193.4 million. These shares are being held as treasury shares in accordance with the provisions of the Bermuda Companies Act 1981. As of August 2, 2012, availability under the 2011 Repurchase Authorization for future repurchases of our common shares was $83.0 million.

A summary of activity from January 1, 2012 through August 2, 2012 follows.

For the three and six months ended June 30, 2012, we repurchased 153,738 and 171,167 common shares on the open market for $4.4 million and $4.9 million, respectively.

In 2012, we repurchased shares under Securities Exchange Act of 1934 Rule 10b5-1 trading plans as follows:

Date Trading Plan Initiated	2012 Purchase Period	Number of Shares Repurchased	Average Price of Shares Repurchased	Total Cost (in millions)	Repurchase Authorization Year
12/14/2011	01/01/12-02/16/12 (1)	184,311	$29.13	$5.4	2011
03/14/2012	03/16/12-05/10/12	468,944	$29.32	$13.8	2011
06/14/2012	06/18/12-08/09/12 (2) (3)	286,555	$29.42	$8.4	2011

(1)

The above table only reflects the 2012 activity under this Rule 10b5-1 trading plan. In 2011, 73,018 shares were repurchased under this Rule 10b5-1 trading plan for a total cost of $2.1 million. Total shares repurchased in 2011 and 2012 under this Rule 10b5-1 trading plan are 257,329 shares at an average price of $29.06 for a total cost of $7.5 million.

(2)

Rule 10b5-1 trading plan expires on the earliest of: August 9, 2012; aggregate purchases, under this plan, of $10.0 million exclusive of commissions or upon notice of termination by Argo Group US, Inc. Activity through August 2, 2012 is reflected in the above table.

(3)	During the three months ended June 30, 2012, 116,500 shares were repurchased at an average price of $28.43 for a total cost of $3.3 million.

5.    Net Income (Loss) Per Common Share

The following table presents the calculation of net income (loss) per common share on a basic and diluted basis for the three and six months ended June 30, 2012 and 2011:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in millions, except number of shares and per share amounts)	2012	2011	2012	2011
Net income (loss)	$24.0	$21.6	$43.6	$(72.5)
Weighted average common shares outstanding - basic	25,684,818	27,340,450	25,931,114	27,444,673
Effect of dilutive securities
Equity compensation awards	386,329	345,087	345,614	0

Weighted average common shares outstanding - diluted	26,071,147	27,685,537	26,276,728	27,444,673

Net income (loss) per common share - basic	$0.93	$0.79	$1.68	$(2.64)

Net income (loss) per common share - diluted	$0.92	$0.78	$1.66	$(2.64)

Excluded from the weighted average common shares outstanding calculation at June 30, 2012 and 2011 are 5,912,227 shares and 3,923,389 shares, respectively, which are held as treasury shares. The shares are excluded as of their repurchase date. For the three and six months ended June 30, 2012, equity compensation awards to purchase 1,314,243 shares of common stock were excluded from the computation of diluted net income per common share as these instruments were anti-dilutive. These instruments expire at varying times from 2013 through 2019. For the three months ended June 30, 2011, equity compensation awards to purchase 1,259,350 shares of common stock were excluded from the computation of diluted net income per common share as these instruments were anti-dilutive. For the six months ended June 30, 2011, equity compensation awards to purchase 1,653,251 shares of common stock were excluded from the computation of diluted net loss per common share because the net loss caused their effect to be anti-dilutive. These instruments expire at varying times from 2012 through 2018.

6.    Commitments and Contingencies

Argo Group’s subsidiaries are parties to legal actions incidental to their business. Based on the opinion of counsel, management believes that the resolution of these matters will not materially affect our financial condition or results of operations.

7.     Income Taxes

We are incorporated under the laws of Bermuda and, under current Bermuda law, are not obligated to pay any taxes in Bermuda based upon income or capital gains. We have received an undertaking from the Supervisor of Insurance in Bermuda pursuant to the provisions of the Exempted Undertakings Tax Protection Act, 2011, which exempts us from any Bermuda taxes computed on profits, income or any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, at least until the year 2035.

We do not consider ourselves to be engaged in a trade or business in the United States or the United Kingdom and, accordingly, do not expect to be subject to direct United States or United Kingdom income taxation.

We have subsidiaries based in the United Kingdom that are subject to the tax laws of that country. Under current law, these subsidiaries are taxed at the applicable corporate tax rates. Six of the United Kingdom subsidiaries are deemed to be engaged in business in the United States and are therefore subject to United States corporate tax in respect of a proportion of their United States underwriting business only. Relief is available against the United Kingdom tax liabilities in respect of overseas taxes paid that arise from the underwriting business. Corporate income tax losses incurred in the United Kingdom can be carried forward, for application against future income, indefinitely. Our United Kingdom subsidiaries file separate United Kingdom income tax returns.

We have subsidiaries based in the United States that are subject to the tax laws of that country. Under current law, these subsidiaries are taxed at the applicable corporate tax rates. Our United States subsidiaries file a consolidated United States federal income tax return.

We also have operations in Belgium, Switzerland, Brazil, France, Malta, Spain and Ireland, which are subject to income taxes imposed by the jurisdiction in which they operate. We have operations in the United Arab Emirates, which are not subject to income tax under the laws of that country.

Our income tax provision includes the following components:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in millions)	2012	2011	2012	2011
Current tax provision	$1.9	$0.7	$5.5	$0.4
Deferred tax (benefit) provision related to:
Future tax deductions	(1.5)	8.7	2.9	6.6
Valuation allowance change	0.6	(0.3)	1.1	(0.5)

Income tax provision	$1.0	$9.1	$9.5	$6.5

Our expected income tax provision computed on pre-tax income (loss) at the weighted average tax rate has been calculated as the sum of the pre-tax income (loss) in each jurisdiction multiplied by that jurisdiction’s applicable statutory tax rate. For the three and six months ended June 30, 2012 and 2011, pre-tax income (loss) attributable to our operations and the operations’ effective tax rates were as follows:

	For the Three Months Ended June 30,
(in millions)	2012			2011
	Pre-tax income (loss)		Effective Tax Rate	Pre-tax income (loss)	Effective Tax Rate
Bermuda	$9.9		0.0%	$(8.3)	0.0%
United States	8.3		9.7%	32.4	26.0%
United Kingdom	9.0		0.7%	7.4	10.0%
Belgium	0.0	(1)	138.3%	0.1	6.3%
Brazil	(1.9)		(1.1)%	(0.9)	0.0%
Dubai	0.1		0.0%	n/a	n/a
Ireland	0.0		0.0%	0.0	0.0%
Malta	(0.4)		0.0%	n/a	n/a
Switzerland	0.0	(1)	22.3%	0.0 (1)	28.6%

Pre-tax income	$25.0			$30.7

(1)	Pre-tax income for the respective period was less than $0.1 million.

	For the Six Months Ended June 30,
(in millions)	2012		2011
	Pre-tax income (loss)	Effective Tax Rate	Pre-tax income (loss)	Effective Tax Rate
Bermuda	$10.2	0.0%	$(85.9)	0.0%
United States	33.7	23.4%	50.3	25.0%
United Kingdom	13.7	11.0%	(29.6)	20.5%
Belgium	0.1	50.5%	0.2	11.1%
Brazil	(3.5)	0.0%	(1.0)	0.0%
Dubai	0.1	0.0%	n/a	n/a
Ireland	(0.1)	0.0%	0.0	0.0%
Malta	(1.1)	0.0%	n/a	n/a
Switzerland	0.0 (1)	23.9%	0.0 (1)	23.1%

Pre-tax income (loss)	$53.1		$(66.0)

(1)	Pre-tax income for the respective period was less than $0.1 million.

A reconciliation of the difference between the provision for income taxes and the expected tax provision at the weighted average tax rate for the three and six months ended June 30, 2012 and 2011 is as follows:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in millions)	2012	2011	2012	2011
Income tax provision at expected rate	$4.4	$13.7	$13.7	$9.6
Tax effect of:
Tax-exempt interest	(1.6)	(1.4)	(3.0)	(2.9)
Dividends received deduction	(0.5)	(0.4)	(0.9)	(1.1)
Valuation allowance change	0.6	(0.3)	1.1	(0.5)
Other permanent adjustments, net	0.2	0.0	0.7	0.9
Adjustment for annualized rate	0.2	(1.1)	0.0	(1.0)
United States state tax benefit	(0.1)	(0.2)	(0.2)	(0.4)
Other foreign adjustments	0.1	0.1	0.1	0.1
Foreign exchange adjustments	(2.3)	(1.3)	(2.0)	1.8

Income tax provision	$1.0	$9.1	$9.5	$6.5

Income tax provision (benefit) - Foreign	$0.2	$0.7	$1.6	$(6.0)
Income tax provision - United States Federal	1.1	8.8	8.3	13.2
Income tax benefit - United States State	(0.3)	(0.4)	(0.4)	(0.7)

Income tax provision	$1.0	$9.1	$9.5	$6.5

Our net deferred tax assets (liabilities) are supported by taxes paid in previous periods, the reversal of the taxable temporary differences and the recognition of future income. Management regularly evaluates the recoverability of the deferred tax assets and makes any necessary adjustments to them based upon any changes in management’s expectations of future taxable income. Realization of deferred tax assets is dependent upon our generation of sufficient taxable income in the future to recover tax benefits that cannot be recovered from taxes paid in the carryback period, which is generally two years for net operating losses and three years for capital losses. At June 30, 2012, we had a total net deferred tax asset of $17.9 million prior to any valuation allowance. Management has concluded that a valuation allowance is required for a portion of the tax effected net capital loss carryforward of $31.2 million generated from the sale of PXRE Reinsurance Company, and a full valuation allowance is required for the tax effected net operating loss carryforward of $18.7 million from PXRE Corporation and for the tax effected net operating loss carryforward of $1.0 million from ARIS Title Insurance Corporation (“ARIS”). The capital loss carryforward generated from the sale of PXRE Reinsurance Company will expire if not utilized by December 31, 2013. Of the PXRE loss carryforwards, $17.2 million will expire if not utilized by December 31, 2025 and $1.5 million will expire if not utilized by December 31, 2027. Of the ARIS loss carryforward, $0.2 million will expire if not utilized by December 31, 2027, $0.4 million will expire if not utilized by December 31, 2028 and $0.4 million will expire if not utilized by December 31, 2029. The valuation allowances have been established as Internal Revenue Code Section 382 limits the utilization of net operating loss and net capital loss carryforwards following an ownership change. Accordingly, a valuation allowance of $51.5 million is required as of June 30, 2012. The loss carryforwards available to utilize per year are $2.8 million as required by Internal Revenue Code Section 382. For the six months ended June 30, 2012, the valuation allowance was reduced by $0.5 million pertaining to the utilization of the PXRE and ARIS loss carryforwards, was increased by $0.4 million pertaining to the Malta operations and was increased by $1.2 million pertaining to the Brazil operations.

We have no material unrecognized tax benefits as of June 30, 2012. Our United States subsidiaries are no longer subject to U.S. federal and state income tax examinations by tax authorities for years before 2008. Our United Kingdom subsidiaries are no longer subject to United Kingdom income tax examinations by Her Majesty’s Revenue and Customs for years before 2008.

8.     Share-based Compensation

The fair value method of accounting is used for equity-based compensation plans. Under the fair value method, compensation cost is measured based on the fair value of the award at the measurement date and recognized over the requisite service period. We use the Black-Scholes model to estimate the fair values on the measurement date for share options and share appreciation rights (“SARs”). The Black-Scholes model uses several assumptions to value a share award. The volatility assumption is based on the historical change in Argo Group’s stock price over the previous five years preceding the measurement date. The risk-free rate of return assumption is based on the five-year U.S. Treasury constant maturity rate on the measurement date. The expected award life is based upon the average holding period over the history of the incentive plan. The following table summarizes the assumptions we used for the six months ended June 30, 2012 and 2011:

	2012	2011
Risk-free rate of return	0.76% to 1.11%	1.48% to 2.07%
Expected dividend yields	1.67%	1.37% to 1.46%
Expected award life (years)	5.03	5.05 to 5.07
Expected volatility	32.5% to 32.6%	32.2%

Argo Group’s 2007 Long-Term Incentive Plan

In November 2007, the shareholders of Argo Group approved the 2007 Long-Term Incentive Plan (the “2007 Plan”), which provides for an aggregate of 4.5 million shares of our common stock that may be issued to certain executives, non-employee directors and other key employees. The share awards may be in the form of share options, SARs, restricted shares, restricted share units, performance units, performance shares or other share-based incentive awards.

Shares issued under this plan may be shares that are authorized and unissued or shares that we reacquired, including shares purchased on the open market. Share options and SARs will count as one share for the purposes of the limits under the 2007 Plan; restricted shares, restricted share units, performance units, performance shares or other share-based incentive awards that settle in common shares will count as 2.75 shares for purpose of the limits under the 2007 Plan.

Share options may be in the form of incentive share options, non-qualified share options and restorative options. Share options are required to have an exercise price that is not less than the market value on the date of grant. We are prohibited from repricing the options. The term of the share options cannot exceed seven years from the grant date.

A summary of option activity under the 2007 Plan as of June 30, 2012, and changes during the six months then ended is as follows:

	Shares	Weighted-Average Exercise Price
Outstanding at January 1, 2012	411,314	$36.70
Granted	0	$0.00
Exercised	0	$0.00
Expired or forfeited	(2,834)	$35.30

Outstanding at June 30, 2012	408,480	$36.71

Options outstanding under this plan vest over a one to five year period, subject to continued employment. Expense recognized under this plan for share options was $0.5 million and $0.6 million for the six months ended June 30, 2012 and 2011, respectively. Compensation expense from all equity-based compensation awards is included in “Underwriting, acquisition and insurance expense” in the accompanying Consolidated Statements of Income (Loss). Unamortized expense for these options was $0.1 million as of June 30, 2012.

A summary of restricted share activity under the 2007 Plan as of June 30, 2012, and changes during the six months then ended is as follows:

	Shares	Weighted-Average Grant Date Fair Value
Outstanding at January 1, 2012	148,373	$31.09
Granted	163,598	$29.64
Vested and issued	(42,652)	$32.59
Expired or forfeited	(26,177)	$32.56

Outstanding at June 30, 2012	243,142	$30.17

The restricted shares will vest over two to four years. Expense recognized under this plan for the restricted shares was $0.8 million for each of the six months ended June 30, 2012 and 2011. As of June 30, 2012, there was $6.6 million of total unrecognized compensation cost related to restricted shares.

A summary of stock-settled SARs activity under the 2007 Plan as of June 30, 2012, and changes during the six months then ended is as follows:

	Shares	Weighted-Average Exercise Price
Outstanding at January 1, 2012	927,225	$30.18
Granted	372,220	$29.59
Exercised	(2,764)	$28.01
Expired or forfeited	(142,255)	$32.26

Outstanding at June 30, 2012	1,154,426	$29.74

The stock-settled SARs vest over a one to four year period. Upon exercise of the stock-settled SARs, the employee is entitled to receive shares of our common stock equal to the appreciation of the stock as compared to the exercise price. Expense recognized for the stock-settled SARs was $1.2 million and $0.6 million for the six months ended June 30, 2012 and 2011, respectively. As of June 30, 2012, there was $5.1 million of total unrecognized compensation cost related to stock-settled SARs.

A summary of cash-settled SARs activity under the 2007 Plan as of June 30, 2012, and changes during the six months then ended is as follows:

	Shares	Weighted-Average Exercise Price
Outstanding at January 1, 2012	1,086,043	$30.38
Granted	827,778	$29.65
Exercised	(4,368)	$28.04
Expired or forfeited	(94,566)	$32.16

Outstanding at June 30, 2012	1,814,887	$29.96

The cash-settled SARs vest over a one to four year period. Upon exercise of the cash-settled SARs, the employee is entitled to receive cash payment for the appreciation in the value of our common stock over the exercise price. We are accounting for the cash-settled SARs as liability awards, which require the awards to be re-valued at each reporting period. Expense recognized for the cash-settled SARs totaled $1.0 million for the six months ended June 30, 2012. Due to the decline in our stock price from December 31, 2010 to June 30, 2011, the revaluation of the cash-settled SARs resulted in a $1.3 million reduction to expense for the six months ended June 30, 2011. As of June 30, 2012, there was $6.2 million of total unrecognized compensation cost related to cash-settled SARs.

Argo Group International Holdings Ltd. Deferred Compensation Plan for Non-Employee Directors

In February 2008, the Board of Directors approved the Argo Group International Holdings, Ltd. Deferred Compensation Plan for Non-Employee Directors (“Directors Plan”), a non-funded and non-qualified deferred compensation plan. Under the Directors Plan, non-employee directors can elect each year to defer payment of 50% or 100% of their cash compensation payable during the next calendar year. During the time that the cash compensation amounts are deferred, such amounts are credited with interest earned at a rate two percent above the prime rate, to be re-set each May 1. In addition, the Directors Plan calls for us to grant a match equal to 75% of the cash compensation amounts deferred in the form of “Stock Units,” which provide directors with the economic equivalent of stock ownership and are credited as a bookkeeping entry to each director’s “Stock Unit Account.” Each Stock Unit is valued at the closing price of our common stock on the national exchange on which it is listed as of the date credited for all purposes under the Directors Plan and fluctuates daily thereafter on that same basis. Distributions from the Directors Plan will occur six months after the non-employee director ceases to be a member of the Board due to retirement or termination without cause or change in control, or immediately upon disability or death. The non-employee directors are responsible for all tax requirements on the deferred compensation and any related earnings. The Directors Plan provides for a Stock Unit Account to be established for each non-employee director upon their election to the Board and credits their account with an initial bookkeeping entry for 1,650 Stock Units. Under the Directors Plan, we recorded compensation expense of $0.5 million and $0.2 million for the six months ended June 30, 2012 and 2011, respectively.

Argonaut Group’s Amended and Restated Stock Incentive Plan

Argonaut Group, Inc.’s Amended and Restated Stock Incentive Plan, as approved by the shareholders (the “Amended Plan”), provided for an aggregate of up to 6,250,000 shares of our common stock that may be issued to certain executives and other key employees. The stock awards were issued in the form of non-qualified stock options and non-vested stock.

A summary of option activity under the Amended Plan as of June 30, 2012, and changes during the six months then ended is as follows:

	Shares	Weighted-Average Exercise Price
Outstanding at January 1, 2012	408,671	$35.93
Granted	0	$0.00
Exercised	0	$0.00
Expired or forfeited	(176,598)	$34.87

Outstanding at June 30, 2012	232,073	$36.75

All options granted under the Amended Plan were fully vested in August 2011.

9.    Reserves for Losses and Loss Adjustment Expenses

The following table provides a reconciliation of reserves for losses and loss adjustment expenses (“LAE”), net of reinsurance, to the gross amounts reported in the Consolidated Balance Sheets. Reinsurance recoverables in this note exclude paid loss recoverables of $78.8 million and $129.3 million as of June 30, 2012 and 2011, respectively:

	For the Six Months Ended June 30,
(in millions)	2012	2011
Net reserves beginning of the year	$2,336.7	$2,253.0
Add:
Net reserves from assumed retroactive insurance contract (1)	13.0	0.0
Losses and LAE incurred during current calendar year, net of reinsurance:
Current accident year	349.0	461.2
Prior accident years	(7.4)	3.6

Losses and LAE incurred during calendar year, net of reinsurance	341.6	464.8

Deduct:
Losses and LAE payments made during current calendar year, net of reinsurance:
Current accident year	60.2	78.5
Prior accident years	311.1	282.6

Losses and LAE payments made during current calendar year, net of reinsurance:	371.3	361.1

Change in participation interest (2)	(3.1)	31.2
Foreign exchange adjustments	(7.7)	13.4

Net reserves - end of period	2,309.2	2,401.3
Add:
Reinsurance recoverable on unpaid losses and LAE, end of period	913.9	954.8

Gross reserves - end of period	$3,223.1	$3,356.1

(1)	Amount represents reserves assumed resulting from participation in Brazilian Motor Third-Party Liability Insurance Pool effective January 1, 2012.
(2)	Amount represents (decrease) increase in reserves due to change in syndicate participation.

Included in losses and LAE for the six months ended June 30, 2012 was $7.4 million in favorable prior years’ loss reserve development comprised of the following: $21.7 million of favorable development in the Excess and Surplus Lines segment primarily driven by $18.1 million of favorable development in the general and products liability lines of business primarily in accident year 2009, $2.0 million of favorable development in the property lines, primarily in accident year 2010 and $1.4 million of favorable development in the automobile liability lines of business, primarily in accident year 2009; $18.0 million of net unfavorable development in the Commercial Specialty segment driven by $22.6 million of unfavorable development in general liability due to increases in claim severity, $2.9 million of unfavorable development in the automobile liability lines of business, partially offset by $6.0 million of favorable development in workers compensation and $1.5 million of favorable development in short-tail lines; $3.6 million of net favorable development in the International Specialty segment primarily driven by $4.6 million of favorable development attributable to short-tail non-catastrophe losses, $0.3 million of favorable development in long-tail professional liability, partially offset by $1.4 million of unfavorable development related to short-tail catastrophe losses primarily due to the 2011 catastrophe events; $2.3 million of net favorable development in the Syndicate 1200 segment primarily driven by favorable development in the property facultative class of business as a claim relating to Hurricane Ike was settled for less than case reserves, partially offset by unfavorable development in the professional indemnity class of business which was driven by an increase in prior year premiums as a result of re-estimation of premium income written through binding authorities; and $2.2 million of net unfavorable development in the Run-off Lines segment driven by $2.0 million of unfavorable development related to risk management run-off reserves due to strengthening the reserve for unallocated loss adjustment expenses, $0.5 million of unfavorable development related to the unwinding of the workers compensation reserve discount, partially offset by $0.3 million of favorable development in the involuntary lines.

Included in losses and LAE for the six months ended June 30, 2011 was $3.6 million in unfavorable prior years’ loss reserve development comprised of the following: $2.2 million of net favorable development in the Excess and Surplus Lines segment resulting from $3.1 million of favorable development related to casualty and professional liability lines of business partially offset by $0.9 million of unfavorable development related to property lines of business; $0.8 million of net unfavorable development in the Commercial Specialty segment primarily driven by unfavorable development in general liability and an increase in the reserves for one large property claim partially offset by favorable development in an assumed Directors and Officers program and workers compensation; $3.8 million of favorable development in the International Specialty segment primarily attributable to short-tail non-catastrophe losses; $11.6 million of unfavorable development in the Syndicate 1200 segment primarily attributable to $9.2 million of unfavorable development in the liability lines of business driven by deterioration in the professional indemnity and general liability classes of business related to a small number of specific claims and a release in future reinsurance recoveries, coupled with $2.3 million of unfavorable development related to property lines of business; and $2.8 million of net favorable development in the Run-off Lines segment primarily driven by the collection of a contribution settlement with another insurer for a California workers compensation indemnity claim and, favorable development on legacy PXRE claims, partially offset by unfavorable development in the asbestos and environmental lines due to the settlement of a disputed reinsurance recoverable balance.

In the opinion of management, our reserves represent the best estimate of our ultimate liabilities, based on currently known facts, current law, current technology and assumptions considered reasonable where facts are not known. Due to the significant uncertainties and related management judgments, there can be no assurance that future loss development, favorable or unfavorable, will not occur.

10.    Derivative Instruments

Through our subsidiary Argo Re, in 2011 we entered into two reinsurance contracts with a special purpose reinsurance company that provides us with protection against certain severe catastrophe events and the occurrence of multiple significant catastrophe events during the same year. The first contract was effective June 18, 2011 and provides coverage of $100 million for hurricanes and earthquakes in the U.S., windstorms in Europe, and earthquakes in Japan based on the occurrence of second and subsequent events on a per-occurrence basis over an 18-month coverage period. Each event has an activation level, which, if attained, puts the notes on risk for a subsequent event. Once the coverage has been activated, a second loss during the Coverage Period in excess of the loss trigger level results in a loss to the note holders. The second contract entered into on December 28, 2011 and effective January 1, 2012, provides coverage of $100 million for hurricanes and earthquakes (including fire) in the U.S. and covers losses for the first and subsequent events on a per-occurrence basis over a 24-month coverage period. Both of these transactions ignore the effects of inuring reinsurance, creating the remote possibility of a double recovery on covered events, and are therefore deemed to be derivatives.

We recorded these contracts at fair value, and such fair value is included in “Other assets” in our Consolidated Balance Sheets with any changes in the value reflected in “Other reinsurance-related expenses” in the Consolidated Statements of Income (Loss). As there is no quoted fair value available for these derivatives, the fair value was estimated by management taking into account changes in the market for catastrophe bond reinsurance contracts with similar economic characteristics and potential recoveries from events preceding the valuation date. The amount recognized could be materially different from the actual recoveries received under this contract. Included in “Other reinsurance-related expenses” for the three and six months ended June 30, 2012 was $6.9 million and $13.8 million, respectively, and $0.4 million for each of the three and six months ended June 30, 2011. The expense in each respective period was due to the change in the fair value of the derivative(s), principally due to the passage of the transaction’s risk coverage. Included in “Other assets” in our Consolidated Balance Sheets were $6.5 million and $9.0 million, which represent the fair value of these contracts at June 30, 2012 and December 31, 2011, respectively.

The special purpose reinsurance company that is the counterparty to this transaction is a variable interest entity under the provisions of the FASB Accounting Standards Codification Topic 810-10. Argo Group is not the primary beneficiary of this entity and is therefore not required to consolidate it in its consolidated financial statements.

11.    Underwriting, Acquisition and Insurance Expenses

Underwriting, acquisition and insurance expenses for the three and six months ended June 30, 2012 and 2011 were as follows:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in millions)	2012	2011	2012	2011
Commissions	$51.3	$50.1	$100.7	$94.1
General expenses	61.5	50.2	122.0	102.1
Premium taxes, boards and bureaus	6.0	6.5	12.1	11.7

	118.8	106.8	234.8	207.9
Net (deferral) amortization of policy acquisition costs	(4.2)	(1.4)	(6.5)	2.6

Total underwriting, acquisition and insurance expenses	$114.6	$105.4	$228.3	$210.5

Underwriting, acquisition and insurance expenses increased for the six months ended June 30, 2012 due primarily to an increase in the participation percentage of the Lloyd’s Syndicate 1200 and cost associated with our start up operating in Brazil, the European Union and Dubai. Included in general expenses for the six months ended June 30, 2011 is $4.0 million of expense to write-off certain uncollectible balances in reinsurance recoverables on paid losses. Partially offsetting these expenses were a recovery of $0.9 million for reinsurance recoverable amounts previously written off and a reversal of $1.3 million, $0.5 million in the three months ended June 30, 201l and $0.8 million in the three months ended March 31, 2011, to adjust the allowance for doubtful accounts on premiums receivable.

12.    Segment Information

We are primarily engaged in underwriting property and casualty insurance and reinsurance. We have four ongoing reporting segments: Excess and Surplus Lines, Commercial Specialty, International Specialty and Syndicate 1200. Additionally, we have a Run-off Lines segment for certain products that we no longer write.

We consider many factors, including the nature of each segment’s insurance and reinsurance products, production sources, distribution strategies and the regulatory environment, in determining how to aggregate reporting segments.

In evaluating the operating performance of our segments, we focus on core underwriting and investing results before the consideration of realized gains or losses from the sales of investments. Realized investment gains (losses) are reported as a component of the Corporate and Other segment, as decisions regarding the acquisition and disposal of securities reside with the investment function and are not under the control of the individual business segments. Identifiable assets by segment are those assets used in the operation of each segment.

Revenue and income (loss) before income taxes for each segment for the three and six months ended June 30, 2012 and 2011 were as follows:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in millions)	2012	2011	2012	2011
Revenue:
Earned premiums
Excess and Surplus Lines	$98.5	$101.8	$194.7	$206.3
Commercial Specialty	81.2	73.8	163.2	150.8
International Specialty	29.4	25.5	57.4	54.7
Syndicate 1200	80.4	70.5	151.5	120.9
Run-off Lines	0.7	0.1	0.7	0.4

Total earned premiums	290.2	271.7	567.5	533.1
Net investment income
Excess and Surplus Lines	13.0	14.4	26.0	29.4
Commercial Specialty	7.0	7.1	13.9	14.4
International Specialty	2.8	3.1	6.9	5.7
Syndicate 1200	3.7	4.8	7.6	9.0
Run-off Lines	3.5	3.4	7.0	7.3
Corporate and Other	0.0	0.1	0.0	0.5

Total net investment income	30.0	32.9	61.4	66.3
Fee income, net	0.5	0.3	1.8	0.4
Net realized investment (losses) gains	(2.7)	31.5	10.4	33.8

Total revenue	$318.0	$336.4	$641.1	$633.6

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
(in millions)	2012	2011	2012	2011
Income (loss) before income taxes
Excess and Surplus Lines	$22.3	$7.5	$41.2	$20.5
Commercial Specialty	(8.8)	(11.8)	(9.1)	(6.1)
International Specialty	9.6	2.0	15.4	(50.8)
Syndicate 1200	4.5	2.9	6.2	(44.3)
Run-off Lines	1.4	6.6	1.0	3.8

Total segment income (loss) before taxes	29.0	7.2	54.7	(76.9)
Corporate and Other	(1.3)	(8.0)	(12.0)	(22.9)
Net realized investment (losses) gains	(2.7)	31.5	10.4	33.8

Total income (loss) before income taxes	$25.0	$30.7	$53.1	$(66.0)

“Earned premiums” and “Total revenue” for the three and six months ended June 30, 2011 in the above table will not agree to our quarterly report on Form 10-Q filed in 2011. At December 31, 2011, derivative accounting was applied to two reinsurance contracts. The expense for these contracts is now reflected in “Other reinsurance-related expenses” in the Consolidated Statements of Income (Loss). In the previously filed Quarterly Report, the expense was reflected as a reduction to earned premiums. See Note 10, “Derivative Instruments,” for additional information on these transactions.

The table below presents the split of earned premiums by geographic location for the three and six months ended June 30, 2012 and 2011. For this disclosure, we determine geographic location by the country of domicile of our subsidiaries that write the business and not by the location of insureds or reinsureds from whom the business was generated.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in millions)	2012	2011	2012	2011
Bermuda	$28.6	$25.6	$50.9	$55.1
Brazil	5.2	0.0	11.7	0.0
Malta	0.1	0.0	0.1	0.0
United Kingdom	75.9	70.5	146.2	120.9
United States	180.4	175.6	358.6	357.1

Total earned premiums	$290.2	$271.7	$567.5	$533.1

The following table represents identifiable assets as of June 30, 2012 and December 31, 2011:

	June 30,	December 31,
(in millions)	2012	2011
Excess and Surplus Lines	$2,211.4	$2,268.6
Commercial Specialty	1,262.1	1,284.0
International Specialty	722.2	661.2
Syndicate 1200	1,507.2	1,545.6
Run-off Lines	588.2	560.0
Corporate and Other	55.9	58.9

Total	$6,347.0	$6,378.3

Included in total assets at June 30, 2012 and December 31, 2011 are $412.4 million and $546.4 million, respectively, in assets associated with trade capital providers.

13.	Supplemental Cash Flow Information

Income taxes paid. We paid income taxes of $13.1 million and $10.1 million during the six months ended June 30, 2012 and 2011, respectively.

Income taxes recovered. No income taxes were recovered during the six months ended June 30, 2012. During the same period in 2011, $0.2 million of income taxes was recovered. This recovery, reflected in “Current income taxes receivable, net,” was applied against our 2011 estimated tax payments.

Interest paid. Interest paid for the six months ended June 30, was as follows:

	For the Six Months Ended June 30,
(in millions)	2012	2011
Junior subordinated debentures	$9.4	$9.2
Other indebtedness	1.6	1.7

Total interest paid	$11.0	$10.9

14.	Disclosures about Fair Value of Financial Instruments

Cash. The carrying amount approximates fair value.

Investment securities and short-term investments. See Note 3, “Investments,” for additional information.

Premiums receivable and reinsurance recoverables on paid losses. The carrying value of current receivables approximates fair value. At June 30, 2012 and December 31, 2011, the carrying values of premiums receivable over 90 days were $28.0 million and $19.3 million, respectively. Included in “Reinsurance recoverables” in the Consolidated Balance Sheets at June 30, 2012 and December 31, 2011, are amounts that are due from third party trade capital providers associated with the operations of Argo Underwriting Agency Limited (“Argo International”). Upon settlement, the receivable is offset against the liability also reflected in the accompanying Consolidated Balance Sheets. At June 30, 2012 and December 31, 2011, the payable was in excess of the receivable. Of our paid losses on reinsurance recoverable balances, excluding amounts attributable to Argo International’s third party trade capital providers, at June 30, 2012 and December 31, 2011, the carrying values over 90 days were $15.6 million and $13.1 million, respectively. Our methodology for establishing our allowances for doubtful accounts includes specifically identifying all potential uncollectible balances regardless of aging. Any of the over 90 day balances, where collectibility was deemed questionable, have been included in the allowances. The allowance for doubtful accounts for premiums receivable was $2.8 million at both June 30, 2012 and December 31, 2011. The allowance for doubtful accounts for reinsurance recoverables on paid losses was $3.6 million and $3.2 million at June 30, 2012 and December 31, 2011 respectively. Premiums receivable over 90 days were secured by collateral in the amount of $0.7 million and $0.3 million at June 30, 2012 and December 31, 2011, respectively. Reinsurance recoverables on paid losses over 90 days were secured by collateral in the amount of $0.3 million at both June 30, 2012 and December 31, 2011, respectively.

Long-term debt. At June 30, 2012 and December 31, 2011, the fair value of our Junior Subordinated Debentures was estimated using quoted prices from external sources based on current market conditions.

Other indebtedness. At June 30, 2012 and December 31, 2011, the fair value of our Other Indebtedness was estimated using quoted prices from external sources based on current market conditions.

A summary of our financial instruments whose carrying value did not equal fair value at June 30, 2012 and December 31, 2011 is shown below:

	June 30, 2012		December 31, 2011
(in millions)	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Junior subordinated debentures	$311.5	$251.2	$311.5	$250.8
Other indebtedness:
Floating rate loan stock	62.0	45.0	64.7	46.8
Note payable	0.8	0.6	0.8	0.6

	$374.3	$296.8	$377.0	$298.2

15.	Information provided in connection with outstanding debt of subsidiaries

The following tables present condensed consolidating financial information at June 30, 2012 and December 31, 2011 and for the three and six months ended June 30, 2012 and 2011, for Argo Group (the Parent Guarantor) and Argo Group US (the Subsidiary Issuer). The Subsidiary Issuer is an indirect 100 percent-owned subsidiary of the Parent Guarantor. Investments in subsidiaries are accounted for by the Parent Guarantor under the equity method for purposes of the supplemental consolidating presentation. Earnings of subsidiaries are reflected in the Parent Guarantor’s investment accounts and earnings. The Parent Guarantor fully and unconditionally guarantees certain of the debt of the Subsidiary Issuer. Condensed consolidating financial information of the Subsidiary Issuer is presented on a consolidated basis and consists principally of the net assets, results of operations, and cash flows of operating insurance company subsidiaries.

CONDENSED CONSOLIDATING BALANCE SHEET

JUNE 30, 2012

(in millions)

	Argo Group International Holdings, Ltd (Parent Guarantor)	Argo Group US, Inc. and Subsidiaries (Subsidiary Issuer)	Other Subsidiaries and Eliminations (1)	Consolidating Adjustments (2)	Total
Assets
Investments	$0.5	$2,754.6	$1,371.0	$0.0	$4,126.1
Cash	0.0	63.8	12.0	0.0	75.8
Premiums receivable	0.0	151.4	264.0	0.0	415.4
Reinsurance recoverables	0.0	1,143.5	(150.8)	0.0	992.7
Goodwill and other intangible assets	0.0	136.8	107.7	0.0	244.5
Current income taxes receivable, net	0.0	7.3	14.3	0.0	21.6
Deferred acquisition costs, net	0.0	53.5	51.1	0.0	104.6
Ceded unearned premiums	0.0	83.2	131.7	0.0	214.9
Other assets	6.1	97.6	47.7	0.0	151.4
Intercompany note receivable	0.0	102.2	(83.2)	(19.0)	0.0
Investment in subsidiaries	1,581.6	0.0	0.0	(1,581.6)	0.0

Total assets	$1,588.2	$4,593.9	$1,765.5	$(1,600.6)	$6,347.0

Liabilities and Shareholders’ Equity
Reserves for losses and loss adjustment expenses	$0.0	$2,262.5	$960.6	$0.0	$3,223.1
Unearned premiums	0.0	391.4	339.4	0.0	730.8
Funds held and ceded reinsurance payable, net	0.0	560.6	(183.4)	0.0	377.2
Long-term debt	64.4	247.9	62.0	0.0	374.3
Deferred tax liabilities, net	0.0	28.7	4.9	0.0	33.6
Accrued underwriting expenses and other liabilities	8.7	74.8	31.1	0.0	114.6
Due to affiliates	2.7	0.0	(2.7)	0.0	0.0
Intercompany note payable	19.0	0.0	0.0	(19.0)	0.0

Total liabilities	94.8	3,565.9	1,211.9	(19.0)	4,853.6

Total shareholders’ equity	1,493.4	1,028.0	553.6	(1,581.6)	1,493.4

Total liabilities and shareholders’ equity	$1,588.2	$4,593.9	$1,765.5	$(1,600.6)	$6,347.0

(1)	Includes all other subsidiaries of Argo Group International Holdings, Ltd and all intercompany eliminations
(2)	Includes all Argo Group parent company eliminations

CONDENSED CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2011

(in millions)

	Argo Group International Holdings, Ltd (Parent Guarantor)	Argo Group US, Inc. and Subsidiaries (Subsidiary Issuer)	Other Subsidiaries and Eliminations (1)	Consolidating Adjustments (2)	Total
Assets
Investments	$(0.8)	$2,778.5	$1,369.8	$0.0	$4,147.5
Cash	0.0	85.1	15.8	0.0	100.9
Premiums receivable	0.0	151.2	157.8	0.0	309.0
Reinsurance recoverables	0.0	1,140.5	3.8	0.0	1,144.3
Goodwill and other intangible assets	0.0	137.2	109.6	0.0	246.8
Current income taxes receivable, net	0.0	0.0	11.2	0.0	11.2
Deferred acquisition costs, net	0.0	55.8	45.5	0.0	101.3
Ceded unearned premiums	0.0	77.2	102.2	0.0	179.4
Other assets	6.8	88.5	42.6	0.0	137.9
Due from affiliates	0.0	0.0	0.3	(0.3)	0.0
Intercompany note receivable	0.0	90.8	(90.8)	0.0	0.0
Investment in subsidiaries	1,530.6	0.0	0.0	(1,530.6)	0.0

Total assets	$1,536.6	$4,604.8	$1,767.8	$(1,530.9)	$6,378.3

Liabilities and Shareholders’ Equity
Reserves for losses and loss adjustment expenses	$0.0	$2,291.2	$999.9	$0.0	$3,291.1
Unearned premiums	0.0	397.8	260.4	0.0	658.2
Funds held and ceded reinsurance payable, net	0.0	562.8	(102.5)	0.0	460.3
Long-term debt	64.4	247.9	64.7	0.0	377.0
Current income taxes payable, net	0.0	1.8	(1.8)	0.0	0.0
Deferred tax liabilities, net	0.0	13.4	5.1	0.0	18.5
Accrued underwriting expenses and other liabilities	8.9	81.7	19.6	0.0	110.2
Due to affiliates	0.3	0.6	(0.6)	(0.3)	0.0

Total liabilities	73.6	3,597.2	1,244.8	(0.3)	4,915.3

Total shareholders’ equity	1,463.0	1,007.6	523.0	(1,530.6)	1,463.0

Total liabilities and shareholders’ equity	$1,536.6	$4,604.8	$1,767.8	$(1,530.9)	$6,378.3

(1)	Includes all other subsidiaries of Argo Group International Holdings, Ltd and all intercompany eliminations
(2)	Includes all Argo Group parent company eliminations

CONDENSED CONSOLIDATING STATEMENT OF (LOSS) INCOME

FOR THE THREE MONTHS ENDED JUNE 30, 2012

(in millions)

	Argo Group International Holdings, Ltd (Parent Guarantor)	Argo Group US, Inc. and Subsidiaries (Subsidiary Issuer)	Other Subsidiaries and Eliminations (1)	Consolidating Adjustments (2)	Total
Premiums and other revenue:
Earned premiums	$0.0	$109.9	$180.3	$0.0	$290.2
Net investment income	0.0	22.3	7.7	0.0	30.0
Fee income, net	0.0	(0.2)	0.7	0.0	0.5
Net realized investment and other gains	0.0	(2.1)	(0.6)	0.0	(2.7)

Total revenue	0.0	129.9	188.1	0.0	318.0

Expenses:
Losses and loss adjustment expenses	0.0	74.4	101.4	0.0	175.8
Other reinsurance-related expense	0.0	0.0	6.9	0.0	6.9
Underwriting, acquisition and insurance expenses	7.6	42.9	64.1	0.0	114.6
Interest expense	1.0	3.8	0.7	0.0	5.5
Foreign currency exchange loss	0.0	0.3	(10.1)	0.0	(9.8)

Total expenses	8.6	121.4	163.0	0.0	293.0

Income (loss) before income taxes	(8.6)	8.5	25.1	0.0	25.0
Provision (benefit) for income taxes	0.0	0.9	0.1	0.0	1.0

Net income (loss) before equity in losses of subsidiaries	(8.6)	7.6	25.0	0.0	$24.0
Equity in undistributed losses of subsidiaries)	32.6	0.0	0.0	(32.6)	0.0

Net (loss) income	$24.0	$7.6	$25.0	$(32.6)	$24.0

(1)	Includes all other subsidiaries of Argo Group International Holdings, Ltd and all intercompany eliminations
(2)	Includes all Argo Group parent company eliminations

CONDENSED CONSOLIDATING STATEMENT OF (LOSS) INCOME

FOR THE THREE MONTHS ENDED JUNE 30, 2011

(in millions)

	Argo Group International Holdings, Ltd (Parent Guarantor)	Argo Group US, Inc. and Subsidiaries (Subsidiary Issuer)	Other Subsidiaries and Eliminations (1)	Consolidating Adjustments (2)	Total
Premiums and other revenue:
Earned premiums	$0.0	$105.9	$165.8	$0.0	$271.7
Net investment income	0.0	22.5	10.4	0.0	32.9
Fee income, net	0.0	(0.2)	0.5	0.0	0.3
Net realized investment and other gains	0.0	21.4	10.1	0.0	31.5

Total revenue	0.0	149.6	186.8	0.0	336.4

Expenses:
Losses and loss adjustment expenses	0.0	74.8	116.2	0.0	191.0
Other reinsurance-related expense	0.0	0.0	0.4	0.0	0.4
Underwriting, acquisition and insurance expenses	6.4	37.4	61.6	0.0	105.4
Interest expense	1.4	3.9	0.2	0.0	5.5
Foreign currency exchange loss	0.0	(0.3)	3.7	0.0	3.4

Total expenses	7.8	115.8	182.1	0.0	305.7

Income (loss) before income taxes	(7.8)	33.8	4.7	0.0	30.7
Provision (benefit) for income taxes	0.0	8.9	0.2	0.0	9.1

Net income (loss) before equity in losses of subsidiaries	(7.8)	24.9	4.5	0.0	$21.6
Equity in undistributed losses of subsidiaries)	29.4	0.0	0.0	(29.4)	0.0

Net (loss) income	$21.6	$24.9	$4.5	$(29.4)	$21.6

(1)	Includes all other subsidiaries of Argo Group International Holdings, Ltd and all intercompany eliminations
(2)	Includes all Argo Group parent company eliminations

CONDENSED CONSOLIDATING STATEMENT OF (LOSS) INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2012

(in millions)

	Argo Group International Holdings, Ltd (Parent Guarantor)	Argo Group US, Inc. and Subsidiaries (Subsidiary Issuer)	Other Subsidiaries and Eliminations (1)	Consolidating Adjustments (2)	Total
Premiums and other revenue:
Earned premiums	$0.0	$218.8	$348.7	$0.0	$567.5
Net investment income	0.0	44.2	17.2	0.0	61.4
Fee income, net	0.0	0.0	1.8	0.0	1.8
Net realized investment and other gains	0.0	7.5	2.9	0.0	10.4

Total revenue	0.0	270.5	370.6	—	641.1

Expenses:
Losses and loss adjustment expenses	0.0	142.9	198.7	0.0	341.6
Other reinsurance-related expense	0.0	0.0	13.8	0.0	13.8
Underwriting, acquisition and insurance expenses	14.7	86.1	127.5	0.0	228.3
Interest expense	1.9	7.6	1.7	0.0	11.2
Foreign currency exchange loss	0.0	0.2	(7.1)	0.0	(6.9)

Total expenses	16.6	236.8	334.6	0.0	588.0

Income (loss) before income taxes	(16.6)	33.7	36.0	0.0	53.1
Provision (benefit) for income taxes	0.0	7.9	1.6	0.0	9.5

Net income (loss) before equity in losses of subsidiaries	(16.6)	25.8	34.4	0.0	$43.6
Equity in undistributed losses of subsidiaries)	60.2	0.0	0.0	(60.2)	0.0

Net (loss) income	$43.6	$25.8	$34.4	$(60.2)	$43.6

(1)	Includes all other subsidiaries of Argo Group International Holdings, Ltd and all intercompany eliminations
(2)	Includes all Argo Group parent company eliminations

CONDENSED CONSOLIDATING STATEMENT OF (LOSS) INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2011

(in millions)

	Argo Group International Holdings, Ltd (Parent Guarantor)	Argo Group US, Inc. and Subsidiaries (Subsidiary Issuer)	Other Subsidiaries and Eliminations (1)	Consolidating Adjustments (2)	Total
Premiums and other revenue:
Earned premiums	$0.0	$218.1	$315.0	$0.0	$533.1
Net investment income	0.1	45.7	20.5	0.0	66.3
Fee income, net	0.0	(0.5)	0.9	0.0	0.4
Net realized investment and other gains	0.0	23.5	10.3	0.0	33.8

Total revenue	0.1	286.8	346.7	0.0	633.6

Expenses:
Losses and loss adjustment expenses	0.0	145.8	319.0	0.0	464.8
Other reinsurance-related expense	0.0	0.0	0.4	0.0	0.4
Underwriting, acquisition and insurance expenses	11.3	83.5	115.7	0.0	210.5
Interest expense	2.8	7.8	0.3	0.0	10.9
Foreign currency exchange loss	0.0	(0.5)	13.5	0.0	13.0

Total expenses	14.1	236.6	448.9	0.0	699.6

Income (loss) before income taxes	(14.0)	50.2	(102.2)	0.0	(66.0)
Provision (benefit) for income taxes	0.0	12.5	(6.0)	0.0	6.5

Net income (loss) before equity in losses of subsidiaries	(14.0)	37.7	(96.2)	0.0	$(72.5)
Equity in undistributed losses of subsidiaries)	(58.5)	0.0	0.0	58.5	0.0

Net (loss) income	$(72.5)	$37.7	$(96.2)	$58.5	$(72.5)

(1)	Includes all other subsidiaries of Argo Group International Holdings, Ltd and all intercompany eliminations
(2)	Includes all Argo Group parent company eliminations

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2012

(in millions)

	Argo Group International Holdings, Ltd (Parent Guarantor)	Argo Group US, Inc. and Subsidiaries (Subsidiary Issuer)	Other Subsidiaries and Eliminations (1)	Consolidating Adjustments (2)	Total
Net cash flows from operating activities	$(12.2)	$(26.8)	$71.2	$(60.6)	(28.4)

Cash flows from investing activities:
Proceeds from sales of investments	0.0	391.2	344.4	0.0	735.6
Proceeds from maturities and mandatory calls of investments	0.0	126.8	79.1	0.0	205.9
Purchases of investments	0.0	(503.3)	(363.3)	0.0	(866.6)
Change in short-term investments and foreign regulatory deposits	(0.1)	43.9	(60.0)	0.0	(16.2)
Settlements of foreign currency exchange forward contracts	(0.8)	0.0	0.0	0.0	(0.8)
Issuance of intercompany note	0.0	(10.0)	10.0	0.0	0.0
Other, net	0.0	(15.3)	(4.2)	0.0	(19.5)

Cash provided (used) by investing activities	(0.9)	33.3	6.0	0.0	38.4

Cash flows from financing activities:
Borrowings under intercompany note	19.1	0.0	(79.7)	60.6	0.0
Activity under stock incentive plans	0.3	0.0	(0.1)	0.0	0.2
Repurchase of Company’s common shares	0.0	(27.8)	0.0	0.0	(27.8)
Payment of cash dividend to common shareholders	(6.3)	0.0	0.1	0.0	(6.2)

Cash used by financing activities	13.1	(27.8)	(79.7)	60.6	(33.8)

Effect of exchange rate changes on cash	0.0	0.0	(1.3)	0.0	(1.3)

Change in cash	0.0	(21.3)	(3.8)	0.0	(25.1)
Cash, beginning of period	0.0	85.1	15.8	0.0	100.9

Cash, end of period	$0.0	$63.8	$12.0	$0.0	$75.8

(1)	Includes all other subsidiaries of Argo Group International Holdings, Ltd and all intercompany eliminations
(2)	Includes all Argo Group parent company eliminations

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2011

(in millions)

	Argo Group International Holdings, Ltd (Parent Guarantor)	Argo Group US, Inc. and Subsidiaries (Subsidiary Issuer)	Other Subsidiaries and Eliminations (1)	Consolidating Adjustments (2)	Total
Net cash flows from operating activities	$(15.0)	$(6.1)	$2.0	$21.1	$2.0

Cash flows from investing activities:
Proceeds from sales of investments	0.0	488.8	206.8	0.0	695.6
Proceeds from maturities and mandatory calls of investments	0.0	127.7	75.5	0.0	203.2
Purchases of investments	0.0	(643.8)	(251.9)	0.0	(895.7)
Change in short-term investments and foreign regulatory deposits	0.0	25.0	(45.9)	0.0	(20.9)
Other, net	(0.1)	(3.8)	12.2	0.0	8.3

Cash provided (used) by investing activities	(0.1)	(6.1)	(3.3)	0.0	(9.5)

Cash flows from financing activities:
Borrowings under intercompany note	21.1	0.0	0.0	(21.1)	0.0
Activity under stock incentive plans	0.7	0.0	0.0	0.0	0.7
Repurchase of Company’s common shares	0.0	(21.1)	0.0	0.0	(21.1)
Payment of cash dividend to common shareholders	(6.7)	0.0	0.0	0.0	(6.7)

Cash used by financing activities	15.1	(21.1)	0.0	(21.1)	(27.1)

Effect of exchange rate changes on cash	0.0	0.0	0.1	0.0	0.1

Change in cash	0.0	(33.3)	(1.2)	0.0	(34.5)
Cash, beginning of period	0.0	61.6	21.9	0.0	83.5

Cash, end of period	$0.0	$28.3	$20.7	$0.0	$49.0

(1)	Includes all other subsidiaries of Argo Group International Holdings, Ltd and all intercompany eliminations
(2)	Includes all Argo Group parent company eliminations